Exhibit 99.1

April 13, 2005

NBOG Bancorporation, Inc.
807 Dorsey Street
Gainesville, Ga. 30501
Attn:  Secretary

Re:	Resignation from the Board of Directors of NBOG Bancorporation, Inc.

To Whom it May Concern:

I hereby submit my resignation as a director of NBOG Bancorporation, Inc. and The National Bank of Gainesville effective Wednesday, April 13, 2005.

/s/ John C. McHugh
Signature

John C. McHugh
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